UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2014

CALAVO GROWERS, INC.

(Exact name of registrant as specified in its charter)

California	000-33385	33-0945304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141A Cummings Road, Santa Paula, CA 93060

(Address of principal executive offices, including zip code)

(805) 525-1245

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Calavo Growers, Inc., a California corporation (the “Company”), amended the Company’s Amended and Restated Bylaws, effective as of September 25, 2014, to change the advance notice requirements to bring shareholder business and nominations before the annual meeting of the shareholders. The Bylaw amendment, which is set forth in a new Section 2.12, requires that a shareholder notify the Company at least 90 days in advance of the anniversary of the prior year’s annual meeting of his or her intention to nominate a director or to present a proposal at the meeting. The Board of Directors amended Section 2.06 of the Bylaws by deleting the provisions that had required only 30 days advance notice of an intention to nominate a director. The Company’s Amended and Restated Bylaws reflecting these amendments are filed with this report as Exhibit 3.4, and the above description is qualified by reference to that document.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.4 Amended and Restated Bylaws of Calavo Growers, Inc., effective as of September 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAVO GROWERS, INC.

By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board and Chief Executive Officer

Date: September 30, 2014